Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:
Bruce A. Klein
Vice President- Finance and Chief Financial Officer
Franklin, Tennessee
615-771-3100
FOR IMMEDIATE RELEASE
TUESDAY, SEPTEMBER 25, 2007
CLARCOR ANNOUNCES 10% DIVIDEND INCREASE AND DECLARES REGULAR QUARTERLY DIVIDEND
Franklin, TN, September 25, 2007 — The CLARCOR Inc. (NYSE:CLC) Board of Directors at the September 24, 2007 board meeting declared an increase in the regular quarterly dividend from $0.0725 per share to $0.0800 per share. This increase raises the annual rate from $0.29 per share to $0.32 per share, a 10.3% increase and the 24th consecutive annual increase. The dividend is payable October 26, 2007 to shareholders of record October 12, 2007.
CLARCOR is based in Franklin, Tennessee and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.